UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
DowDuPont Inc. ("DowDuPont") was formed on December 9, 2015, to effect an all-stock merger of equals strategic combination between The Dow Chemical Company ("Historical Dow") and E. I. du Pont de Nemours and Company ("Historical DuPont" or the "company"). On August 31, 2017 at 11:59 pm ET, (the "Merger Effectiveness Time") pursuant to the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the "Merger Agreement"), Historical Dow and Historical DuPont each merged with wholly owned subsidiaries of DowDuPont ("Mergers") and, as a result of the Mergers, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (collectively, the "Merger"). Prior to the Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the Merger Agreement. DowDuPont completed, as of April 1, 2019, the separation of its materials science business and intends to further pursue, subject to certain customary conditions, including, among others, the effectiveness of a registration statement filed with the U.S. Securities and Exchange Commission ("SEC") and approval by the Board of Directors of DowDuPont, the separation of its remaining agriculture business and specialty products businesses through a series of tax-efficient transactions (collectively, the "Intended Business Separations" and the transactions to accomplish the Intended Business Separations, the "separations").
For purposes of DowDuPont’s financial statement presentation, Historical Dow was determined to be the accounting acquirer in the Merger and Historical DuPont’s assets and liabilities are reflected at fair value as of the Merger Effectiveness Time in the historical financial statements of DowDuPont. In connection with the Merger and the related accounting determination, Historical DuPont elected to apply push down accounting and reflect in its historical financial statements the fair value of its assets and liabilities. For purposes of Historical DuPont’s financial statement presentation, periods following the closing of the Merger are labeled “Successor” and reflect DowDuPont’s basis in the fair values of the assets and liabilities of Historical DuPont. All periods prior to the closing of the Merger reflect the historical accounting basis in Historical DuPont’s assets and liabilities and are labeled “Predecessor.” Historical DuPont’s historical financial statements include a black line division between the columns titled “Predecessor” and “Successor” to signify that the amounts shown for the periods prior to and following the Merger are not comparable.
Effective as of 5:00 p.m. ET on April 1, 2019, DowDuPont completed the previously announced separation of its materials science business into a separate and independent public company by way of a distribution of Dow Inc. (“Dow”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Dow's common stock, par value $0.01 per share (the “Dow Common Stock”), to holders of DowDuPont's common stock, par value $0.01 per share (the “DowDuPont Common Stock”), as of the close of business on March 21, 2019 (the “Dow Distribution”). DowDuPont expects to complete the previously announced intended separation of its agriculture business into a separate and independent public company on June 1, 2019 by way of a distribution of Corteva, Inc., a Delaware corporation and wholly-owned subsidiary of DowDuPont (“Corteva”), through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Corteva’s common stock, par value $0.01 per share, to holders of DowDuPont Common Stock as of a record date to be set by DowDuPont’s Board of Directors (the "Corteva Distribution" and, together with the Dow Distribution, the "Distributions").
In connection with the Distributions, DowDuPont formed two wholly-owned subsidiaries: Dow Inc., to serve as a holding company for its materials science business, and Corteva, Inc., to serve as a holding company for its agriculture business. As a result of the Internal Reorganization (defined below), Corteva will own 100% of the outstanding common stock of Historical DuPont. Stockholders of Historical DuPont's preferred stock will continue to hold such shares following the Corteva Distribution. After the Corteva Distribution, Historical DuPont will remain a subsidiary of Corteva, will continue to be a reporting company and will comply with the requirements of the Exchange Act.
Prior to the Dow Distribution, Historical Dow conveyed or transferred the assets and liabilities aligned with Historical Dow’s agriculture business ("Dow AgroSciences") to separate legal entities (the "Dow AgroSciences entities") and the assets and liabilities associated with its specialty products business to separate legal entities (the "Dow Specialty Products entities"). On April 1, 2019, the Dow AgroSciences entities and the Dow Specialty Products entities were transferred and conveyed to DowDuPont.
In furtherance of the Distributions, Historical DuPont engaged in a series of internal reorganization and realignment steps (the “Internal Reorganization”) to realign its businesses into three subgroups: agriculture, materials science and specialty products. As part of the Internal Reorganization:

•
the assets and liabilities aligned with the company’s materials science business (including Historical DuPont’s ethylene and ethylene copolymers business, excluding its ethylene acrylic elastomers business, (“ECP”) were transferred or conveyed to separate legal entities (the “DuPont Materials Science entities") that were ultimately conveyed by DowDuPont to Dow;

•	the assets and liabilities aligned with Historical DuPont’s specialty products business were transferred or conveyed to separate legal entities (the "DuPont Specialty Products entities");

•	on April 1, 2019, Historical DuPont transferred and conveyed the DuPont Materials Science entities to DowDuPont;

•	on May 1, 2019, Historical DuPont distributed the DuPont Specialty Products entities to DowDuPont; and

•	on May 2, 2019, DowDuPont conveyed the Dow AgroSciences entities to Historical DuPont; in connection with the foregoing, Historical DuPont issued additional shares of its Common Stock to DowDuPont.
As a result of the foregoing, at May 2, 2019, the company holds all or substantially all the assets and liabilities associated with DowDuPont’s combined agriculture business.
The following unaudited pro forma combined balance sheet as of December 31, 2018 and unaudited pro forma combined statements of operations for the years ended December 31, 2018, 2017 and 2016 (collectively the “pro forma financial statements”) reflect Historical DuPont's materials science and specialty products divestitures as discontinued operations and the receipt of Dow AgroSciences as a common control combination. Beginning in the second quarter of 2019, the historical financial statements of the company will be recast to reflect the discontinued operations for each period presented, as well as to include Dow AgroSciences from the Merger Effectiveness Time onward.
In contemplation of the Distributions and to achieve the respective credit profiles of each of the intended future companies, DowDuPont completed a series of financing transactions, which included an offering of senior unsecured notes and the establishment of new term loan facilities (the “financing transactions”). DowDuPont has contributed a portion of the net proceeds of the notes offering to Historical DuPont to pay off or retire a portion of Historical DuPont’s existing debt liabilities (the “Debt Retirement Transactions”), with additional contributions to either Corteva or Historical DuPont expected before the separation and distribution. See Note 1 for further discussion of the Debt Retirement Transactions.
The following pro forma financial statements are derived from the audited annual consolidated financial statements of Historical DuPont and the audited annual combined financial statements of Dow AgroSciences (the audited combined financial statements of the Dow AgroSciences business as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, 2017 and 2016 can be found as Exhibit 99.2 to the current report on Form 8-K filed by the company on May 3, 2019) and give effect to the following:

•
The unaudited pro forma combined balance sheet as of December 31, 2018 gives effect to the Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution as if they had been consummated on December 31, 2018.

•
The unaudited pro forma combined statements of operations for the years ended December 31, 2018, 2017 and 2016 give effect to the Merger, the Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution as if they had been consummated on January 1, 2016.

The pro forma financial statements are presented for informational purposes only, and do not purport to represent what the results of operations or financial position would have been for Historical DuPont had the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution been consummated on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.
The pro forma financial statements include leveraged functional costs previously allocated to Historical DuPont’s materials science and specialty products businesses that did not meet the definition of expenses from discontinued operations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”). Additionally, the financial statements of Dow AgroSciences include costs representing allocations of certain leveraged functional and corporate overhead expenses for services from Historical Dow. These costs of Historical DuPont and Dow AgroSciences include, but are not limited to, general corporate expenses related to finance, legal, information technology and human resources. Based on management’s current estimates of costs Historical DuPont expects to incur as a stand-alone company, Historical DuPont believes there are approximately $115 million to $135 million of annual leveraged functional and corporate expenses reflected in Historical DuPont’s 2018 pro forma loss from continuing operations that are not expected to continue post-separation.
One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and the expected Distributions are not included in the unaudited pro forma combined statements of operations. The pro forma financial statements do not reflect restructuring or integration activities or other costs following the separation and distribution transactions that may be incurred to achieve cost or growth synergies of Corteva. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.
The unaudited pro forma combined balance sheet as of December 31, 2018 does not yet reflect certain tax asset and liability balances that may differ from balances presented in the unaudited pro forma combined balance sheet below, pursuant to the implementation of the tax matters agreement. In connection with the Corteva distribution, the parties have finalized the tax matters agreement and the material terms of an amendment to the agreement to allocate certain liabilities and other items between Corteva and DowDuPont. An adjustment to reflect indemnification receivables and payables required under the terms of the tax matters agreement related to tax payables and receivables has been included in Historical DuPont’s unaudited pro forma combined balance sheet as of December 31, 2018. See Note 3 for further details. Management anticipates additional impacts from the amendment to the tax matters agreement, however, the full financial impact cannot be determined at this time and will depend on, among other factors, the income of, and tax attributes generated and utilized by, each of Corteva,

DowDuPont and their respective subsidiaries, which, in each case, will be determined on or before the filing of the consolidated U.S. federal income tax return for the 2018 calendar year.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Balance Sheet as of December 31, 2018

(in millions)	Successor Historical DuPont Continuing Operations(1)	Separation and Debt Retirement Pro Forma Adjustments		Pro Forma Historical DuPont
Assets	Note 5	Note 3
Current assets
Cash and cash equivalents	$2,269	$(141)	(i)	$2,128
Marketable securities	5	—		5
Accounts and notes receivable – net	5,355	54	(a)(e)	5,409
Inventories	5,260	(10)	(a)	5,250
Other current assets	1,044	—		1,044
Total current assets	13,933	(97)		13,836
Investment in nonconsolidated affiliates	138	—		138
Net property	4,533	—		4,533
Goodwill	10,193	—		10,193
Other intangible assets	12,055	—		12,055
Deferred income tax assets	306	(11)	(d)	295
Other assets	1,830	—		1,830
Total assets	$42,988	$(108)		$42,880
Liabilities and Equity
Current liabilities
Short-term borrowings and capital lease obligations	$2,153	$(264)	(j)	$1,889
Accounts payable	3,804	(21)	(a)	3,783
Income taxes payable	187	(38)	(e)	149
Accrued and other current liabilities	4,016	157	(a) (b)(e)(l)	4,173
Total current liabilities	10,160	(166)		9,994
Long-term debt
Long-term debt	5,784	(5,605)	(j)	179
Long-term debt – related party	—	5,771	(k)	5,771
Total long-term debt	5,784	166		5,950
Other noncurrent liabilities
Deferred income tax liabilities	1,475	26	(m)	1,501
Pension and other postemployment benefits – noncurrent	5,676	(71)	(d)	5,605
Other noncurrent obligations	1,780	(3)	(c)	1,777
Total noncurrent liabilities	14,715	118		14,833
Stockholders’ equity
Preferred stock	239	—		239
Common stock	—	—		—
Additional paid-in capital	20,201	—		20,201
Retained earnings (accumulated deficit)	59	(60)	(q)	(1)
Accumulated other comprehensive loss	(2,412)	—		(2,412)
Total stockholders’ equity	18,087	(60)		18,027
Noncontrolling interests	26	—		26
Total equity	18,113	(60)		18,053
Total liabilities and equity	$42,988	$(108)		$42,880
(1) Represents the company’s current best estimate of Historical DuPont’s pro forma historical balance sheet, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. See note 5 for further details. Actual results could differ from these estimates.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2018

(in millions)	Successor Historical DuPont Continuing Operations(1)	Pro Forma Adjustments		Pro Forma Historical DuPont
	Note 5
Net sales	$14,287	$—	3(a)	$14,287
Cost of goods sold	10,020	(1,499)	3(a) 3(g) 4(b)	8,521
Research and development expense	1,435	(3)	3(a)	1,432
Selling, general and administrative expenses	2,901	1	3(a) 3(g)	2,902
Amortization of intangibles	391	—		391
Restructuring and asset-related charges – net	694	—		694
Integration and separation costs	992	(421)	3(f)	571
Goodwill impairment charge	4,503	—		4,503
Sundry income – net	249	—		249
Loss on early extinguishment of debt	81	(81)	3(n)	—
Interest expense	337	(14)	3(o)	323
(Loss) income from continuing operations before income taxes	(6,818)	2,017		(4,801)
(Benefit from) provision for income taxes on continuing operations	(34)	385	3(a) 3(f) 3(g) 3(h) 3(p) 4(g)	351
(Loss) income from continuing operations after income taxes	(6,784)	1,632		(5,152)
Net income from continuing operations attributable to noncontrolling interests	19	—		19
Net (loss) income from continuing operations attributable to Historical DuPont	$(6,803)	$1,632		$(5,171)
(1) Represents the company’s current best estimate of Historical DuPont’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. See note 5 for further details. Actual results could differ from these estimates.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2017

(in millions)	Predecessor Historical DuPont Continuing Operations(1)	Dow AgroSciences(2)	Successor Historical DuPont Continuing Operations(3)	Dow AgroSciences Adjustments	Merger Pro Forma Adjustments		Adjusted Historical DuPont Continuing Operations	Separation and Debt Retirement Pro Forma Adjustments		Pro Forma Historical DuPont
	Note 5		Note 5	Note 2	Note 4		(subtotal)	Note 3
Net sales	$6,954	$3,761	$3,785	$(200)	$(60)	(a)	$14,240	$—	(a)	$14,240
Cost of goods sold	3,591	2,485	2,936	(200)	(465)	(a)(b)(c)	8,347	55	(a) (g)	8,402
Research and development expense	634	370	511	(14)	10	(c)	1,511	(2)	(a)	1,509
Selling, general and administrative expenses	1,542	538	870	10	11	(c)	2,971	1	(a) (g)	2,972
Amortization of intangibles	40	11	97	—	122	(d)	270	—		270
Restructuring and asset-related charges (benefits) – net	12	(1)	270	—	(10)	(e)	271	—		271
Integration and separation costs	354	—	255	25	(168)	(e)	466	(249)	(f)	217
Sundry (expense) income – net	(597)	(428)	805	(679)	—		(899)	—		(899)
Interest expense	254	2	115	—	(80)	(f)	291	30	(o)	321
(Loss) income from continuing operations before income taxes	(70)	(72)	(464)	(700)	520		(786)	165		(621)
(Benefit from) provision for income taxes on continuing operations	(430)	(12)	(2,207)	(238)	173	(g)	(2,714)	(318)	(a)(f)(g)(h)(p)	(3,032)
Income (loss) from continuing operations after income taxes	360	(60)	1,743	(462)	347		1,928	483		2,411
Net income from continuing operations attributable to noncontrolling interests	1	17	7	—	—		25	—		25
Net income (loss) from continuing operations attributable to Historical DuPont	$359	$(77)	$1,736	$(462)	$347		$1,903	$483		$2,386
(1) For the period January 1, 2017 through August 31, 2017. Represents the company’s current best estimate of Historical DuPont’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses; adjusted for certain reclassification adjustments to align the financial statement presentation to that of Historical DuPont. See note 5 for further details. Actual results could differ from these estimates.
(2) For the period January 1, 2017 through August 31, 2017.
(3) For the period September 1, 2017 through December 31, 2017. Represents the company’s current best estimate of Historical DuPont’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. See note 5 for further details. Actual results could differ from these estimates.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2016

(in millions)	Predecessor Historical DuPont Continuing Operations(1)	Dow AgroSciences	Dow AgroSciences Adjustments	Merger Pro Forma Adjustments		Adjusted Historical DuPont Continuing Operations	Separation and Debt Retirement Pro Forma Adjustments		Pro Forma Historical DuPont
	Note 5	As Reported	Note 2	Note 4		(subtotal)	Note 3
Net sales	$8,265	$6,144	$(290)	$(78)	(a)	$14,041	$—	(a)	$14,041
Cost of goods sold	4,603	4,020	(225)	(49)	(a)(c)	8,349	42	(a)(g)	8,391
Research and development expense	925	586	(15)	15	(c)	1,511	(4)	(a)	1,507
Selling, general and administrative expenses	2,066	845	8	17	(c)	2,936	1	(a)(g)	2,937
Amortization of intangibles	45	18	—	184	(d)	247	—		247
Restructuring and asset-related charges – net	438	11	4	—		453	—		453
Integration and separation costs	285	—	27	(147)	(e)	165	(91)	(f)	74
Sundry expense – net	(48)	(18)	(7)	—		(73)	—		(73)
Interest expense	370	7	—	(120)	(f)	257	91	(o)	348
(Loss) income from continuing operations before income taxes	(515)	639	(96)	22		50	(39)		11
(Benefit from) provision for income taxes on continuing operations	(275)	(48)	(33)	9	(g)	(347)	(12)	(a)(f)(g)(p)	(359)
(Loss) income from continuing operations after income taxes	(240)	687	(63)	13		397	(27)		370
Net income from continuing operations attributable to noncontrolling interests	1	14	—	—		15	—		15
Net (loss) income from continuing operations attributable to Historical DuPont	$(241)	$673	$(63)	$13		$382	$(27)		$355
(1) Represents the company’s current best estimate of Historical DuPont’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses; adjusted for certain reclassification adjustments to align the financial statement presentation to that of Historical DuPont. See note 5 for further details. Actual results could differ from these estimates.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
NOTE 1 – DESCRIPTION OF THE TRANSACTIONS AND BASIS OF PRESENTATION
The pro forma financial statements include adjustments related to the Merger, the Internal Reorganization, the Debt Retirement Transactions and the Corteva Distribution, as required by Article 11 of SEC Regulation S-X. The historical consolidated financial information has been adjusted to give effect to events that are (1) directly attributable to the Merger, the Internal Reorganization, the Debt Retirement Transactions and the Corteva Distribution, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the consolidated results. Further, these pro forma adjustments contain estimates, which are based on information currently available to management and are subject to change, which could have a material impact on these pro forma financial statements.
The Merger
At the Merger Effectiveness Time, pursuant to the merger agreement, Historical DuPont and Historical Dow each merged with subsidiaries of DowDuPont and, as a result, Historical DuPont and Historical Dow became subsidiaries of DowDuPont.
One-time transaction-related expenses incurred prior to, or concurrent with, the closing of the Merger are not included in the unaudited pro forma combined statements of operations.
The Internal Reorganization
Distribution of Historical DuPont’s Materials Science and Specialty Products Businesses
Beginning in the second quarter of 2019, the distributions of Historical DuPont’s materials science and specialty products businesses will be accounted for as discontinued operations. As such, pro forma adjustments related to the distributions have been prepared in accordance with the discontinued operations guidance in ASC 205 and therefore do not allocate any general corporate overhead expenses of Historical DuPont to the materials science and specialty products businesses and include only those costs that are directly related to the discontinued businesses and are not expected to continue. The company’s current estimates for discontinued operations are preliminary and could change as the company finalizes discontinued operations accounting. As such, the pro forma financial statements do not reflect what Historical DuPont’s results of operations or financial position would have been on a stand-alone basis and are not necessarily indicative of Historical DuPont’s future results of operations. See Note 5 for additional information.
Common Control Combination of Dow AgroSciences
Historical DuPont's acquisition of Dow AgroSciences will be treated as a transfer between entities under common control. As such, the company will record the assets, liabilities and equity of the Dow AgroSciences business on its balance sheet at their historical basis. Transfers of businesses between entities under common control requires the financial statements to be presented as if the transaction had occurred at the point at which common control first existed (Merger Effectiveness Time). Historical DuPont’s historical financial statements and related notes will, beginning in the second quarter of 2019, be revised to include the historical balances of Dow AgroSciences from September 1, 2017 onward.
The unaudited pro forma combined balance sheet as of December 31, 2018 is presented as if the common control combination of Dow AgroSciences had occurred on December 31, 2018 and the unaudited pro forma combined statements of operations are presented as if the common control combination of Dow AgroSciences had occurred on January 1, 2016. Transactions between Dow AgroSciences and Historical DuPont's agriculture business have been eliminated as if Dow AgroSciences and Historical DuPont's agriculture business were consolidated affiliates since January 1, 2016.
The Debt Retirement Transactions
At the time of the Corteva Distribution, it is expected that Corteva will have a credit profile substantially similar to that of Historical DuPont prior to the Merger. Corteva is targeted to have an A- credit rating (expressed in Standard & Poor’s (“S&P”) nomenclature) primarily reflecting obligations relating to certain Historical DuPont defined pension plans, including Historical DuPont’s principal U.S. pension plan, certain non-U.S. pension plans and other post-employment benefit liabilities. In contemplation of the Distributions and in preparation to achieve the respective credit profiles of each of the intended future companies, DowDuPont completed a series of financing transactions, which included an offering of senior unsecured notes and the establishment of new term loan facilities. Historical DuPont expects DowDuPont to use approximately $10.1 billion of the proceeds from its financing transactions to reduce its outstanding liabilities in line with Corteva’s target credit profile (the “Liabilities Reduction”). Therefore, the unaudited pro forma combined balance sheet as of December 31, 2018 reflects adjustments assuming the Liabilities Reduction was achieved through the retirement of certain of Historical DuPont’s outstanding debt securities and term loans based on short-term and long-term debt balances and pension obligations outstanding as of December 31, 2018. The unaudited pro forma combined statements of operations reflect adjustments assuming the Liabilities Reduction was achieved on January 1, 2016.

Certain Debt Retirement Transactions were undertaken by Historical DuPont in November and December of 2018 as part of the Liabilities Reduction. Specifically, Historical DuPont offered to purchase for cash any and all outstanding debt securities listed in the table below from each registered holder of the applicable series of debt securities (the “Tender Offers”).

(in millions)	Amount
5.750% Senior Notes due 2019	$500
4.625% Senior Notes due 2020	1,000
3.625% Notes due 2021	1,000
4.250% Notes due 2021	500
2.800% Notes due 2023	1,250
6.500% Debentures due 2028	300
5.600% Senior Notes due 2036	400
4.900% Notes due 2041	500
4.150% Notes due 2043	750
Total	$6,200
In the fourth quarter of 2018, Historical DuPont retired $4,409 million of such debt securities in connection with the Tender Offers, which expired on December 11, 2018. Historical DuPont paid a total of $4,849 million, which included breakage fees and all applicable accrued and unpaid interest. DowDuPont contributed cash (generated from the financing transactions) to Historical DuPont to fund the settlement of the Tender Offers and payment of associated fees.
On March 22, 2019, Historical DuPont issued notices of redemption in full of all of its remaining outstanding fixed-rate notes other than the fixed-rate SMR Notes (as defined below) (the "Make Whole Notes"). The Make Whole Notes were redeemed on April 22, 2019 at the make-whole redemption prices set forth in the respective Make Whole Notes. On and after the date of redemption, the Make Whole Notes were no longer deemed outstanding, interest on the Make Whole Notes ceased to accrue and all rights of the holders of the Make Whole Notes were terminated.
On May 2, 2019 Historical DuPont terminated its Term Loan Facility and repaid the aggregate outstanding principal amount of $3 billion plus accrued and unpaid interest through and including May 1, 2019.
In connection with the redemption of the Make Whole Notes and repayment of the Term Loan Facility, Historical DuPont paid a total of $4.6 billion, which included breakage fees and accrued and unpaid interest on the Make Whole Notes and Term Loan Facility. The company funded the payments with cash from operations and a related party revolving loan of $4.1 billion from Corteva, with a variable interest rate of 4.275% (as of the date of this filing), repayable in 5 years. Corteva funded its loan to the company with contributions from DowDuPont.
In connection with the expected announcement of the record date for the intended Corteva Distribution, Historical DuPont will be required to mail a notice of redemption to holders of the $1,250 million aggregate principal amount of 2.200 percent Notes due 2020 and $750 million aggregate principal amount of Floating Rate Notes due 2020 (collectively, the “SMR Notes”) setting forth the date of redemption of the SMR Notes. On the date of redemption, the company will be required to redeem all of the SMR Notes at a redemption price equal to 100% of the aggregate principal amount of the SMR Notes plus accrued and unpaid interest, if any, up to but excluding the date of redemption. Following the redemption, the SMR Notes will no longer be outstanding and will cease to bear interest and all rights of the holders of the SMR Notes will terminate. Historical DuPont believes the redemption will be funded with a draw down on the related party revolving loan from Corteva, however, the actual redemption could be funded through a combination of the related party loan and contributions.

In furtherance of achieving Corteva's credit profile target, Corteva, Historical DuPont and DowDuPont may take additional steps, which may include further retirement of financial debt, maintenance of meaningful intra-year debt supporting seasonality and/or contributions of cash funded by DowDuPont. Any specific future actions, including an expected second quarter 2019 issuance of commercial paper by DowDuPont, related to the Liabilities Reduction will depend on various factors existing at that time, including results of operations, market conditions and capital structure considerations.
The Separation and Distribution of Corteva
In connection with the Distributions, Corteva has entered into and will enter into certain agreements that will affect the Corteva Distribution and provide a framework for Corteva’s relationship (including its subsidiaries) with DowDuPont and Dow. In connection with the Corteva Distribution, Corteva has entered into and will enter into certain other agreements with DowDuPont and Dow, including a tax matters agreement, an employee matters agreement, intellectual property cross-license agreements, trademark license agreements and certain other intellectual property, services, supply and real estate-related agreements. These agreements will provide for the terms of the separation between Corteva, DowDuPont and Dow of the assets, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) of DowDuPont and its subsidiaries attributable to the periods prior to, at and after Corteva’s and Dow’s respective separations from DowDuPont and will govern the relationship among Corteva (including its subsidiaries), DowDuPont and Dow subsequent to the completion of the separations and distributions.
One-time transaction-related expenses incurred relating to the Distributions are not included in the unaudited pro forma combined statements of operations.

NOTE 2 – DOW AGROSCIENCES ADJUSTMENTS
As a condition of Brazil’s Administrative Council for Economic Defense regulatory approval of the Merger, Historical Dow divested a select portion of Dow AgroSciences’ corn seed business in Brazil, including some seed processing plants and seed research centers, a copy of Dow AgroSciences’ Brazilian corn germplasm bank, the Morgan™ brand and a license for the use of the Dow Sementes™ brand for a certain period of time (collectively, the “DAS Brazil Assets”). On July 11, 2017, Historical Dow announced it had entered into a definitive agreement to sell the DAS Brazil Assets to CITIC Agri Fund. During the fourth quarter of 2017, Dow AgroSciences completed the disposition of the DAS Brazil Assets. The below represents amounts that were removed from the unaudited pro forma combined statements of operations to reflect this divestiture.

(in millions)	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Net sales	$(200)	$(290)
Cost of goods sold	(144)	(166)
Research and development expense	(12)	(12)
Selling, general and administrative expenses	(23)	(23)
Sundry (expense) income – net	(679)	(7)
Income from continuing operations before income taxes	(700)	(96)
Provision for income taxes on continuing operations	(238)	(33)
Income from continuing operations after income taxes	$(462)	$(63)
Additionally, in order to align the financial statement presentation of Dow AgroSciences to that of Historical DuPont's continuing operations, certain reclassification adjustments have been made to the unaudited pro forma combined statements of operations as follows:

(in millions)	For the Period January 1 - August 31, 2017		For the Year Ended December 31, 2016
Cost of goods sold	$—		$(2)
Selling, general and administrative expenses	$—		$(2)
Restructuring and asset-related charges – net		$—		$4

Cost of goods sold	$(13)		$(12)
Research and development expense	$(2)		$(3)
Selling, general and administrative expenses	$(10)		$(12)
Integration and separation costs		$25		$27

Cost of goods sold(1)	$(43)		$(45)
Selling, general and administrative expenses(1)		$43		$45
(1) Reflects reclassification of certain allocated Historical Dow leveraged function costs out of cost of goods sold to selling, general and administrative expenses in order to align with Historical DuPont's presentation of similar costs.

NOTE 3 – SEPARATION AND DEBT RETIREMENT RELATED PRO FORMA ADJUSTMENTS
Separation Pro Forma Adjustments
The pro forma financial statements reflect the following adjustments related to the separation and distribution transactions:

(a)
The Telone® Soil Fumigant business (“Telone®”) will not transfer to Historical DuPont as part of the common control combination of Dow AgroSciences. A distribution agreement was entered into, that allows for the DAS Legal Entities to become the exclusive distributor of Telone® products for Dow after the separation and distribution transactions. This adjustment reflects the impact to the pro forma financial statements of the removal of Telone® balances that will not transfer to Historical DuPont as well as the impact of the Telone® distribution agreement.

The below represents amounts that were removed from the pro forma financial statements:
Balance Sheet

(in millions)	As of December 31, 2018
Accounts and notes receivable – net	$(125)
Inventories	(10)
Total assets	$(135)

Accounts payable	$(21)
Accrued and other current liabilities	(68)
Total liabilities	$(89)
Statements of Operations

(in millions)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Net sales	$(151)	$(149)	$(145)
Cost of goods sold	(54)	(51)	(61)
Research and development expense	(3)	(2)	(4)
Selling, general and administrative expenses	(18)	(18)	(18)
Income from continuing operations before income taxes	(76)	(78)	(62)
Provision for income taxes on continuing operations(1)	(19)	(19)	(15)
Income from continuing operations after income taxes	$(57)	$(59)	$(47)
(1) Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 25%. This rate does not reflect Historical DuPont’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these pro forma financial statements.
The below represents the impact of the related distribution agreement:

(in millions)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Net sales	$151	$149	$145
Cost of goods sold	98	97	94
Selling, general and administrative expenses	15	15	15
Income from continuing operations before income taxes	38	37	36
Provision for income taxes on continuing operations(1)	9	9	9
Income from continuing operations after income taxes	$29	$28	$27
(1) Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 25%. This rate does not reflect Historical DuPont's effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these pro forma financial statements.

(b)	Adjustment to include a $63 million amount due to Dow related to an indemnification outlined in the Separation Agreement.

(c)
Adjustment to remove $3 million of liabilities related to litigation matters that are included in the financial statements of Dow AgroSciences, but will not transfer as part of the common control combination.

(d)	Adjustment reflects removal of $71 million of pension and other employee liabilities and $11 million of related deferred tax assets that will not transfer in connection with the separation.

(e)
Adjustment to include indemnification receivables and payables of $193 million recorded to accounts and notes receivable - net and $203 million recorded to accrued and other current liabilities, respectively, required under the terms of the tax matters agreement as well as to remove historical income tax receivables and payables of $14 million from accounts and notes receivable - net and $38 million from income taxes payable, respectively, for Dow AgroSciences that will not transfer as part of the common control combination.

(f)
Adjustment to eliminate one-time transaction costs directly attributable to the expected distribution transactions. The below represents the impact to the respective unaudited pro forma combined statements of operations.

(in millions)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Integration and separation costs	$(421)	$(249)	$(91)
Provision for income taxes on continuing operations(1)	$98	$84	$30
(1) Represents the income tax effect of the elimination of one-time transaction costs directly attributable to the expected distribution transactions calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

(g)	Adjustment reflects the impact of certain manufacturing, leasing and supply agreements executed in connection with the separation:

(in millions)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Costs of goods sold	$11	$9	$9
Selling, general and administrative expenses	$4	$4	$4
Provision for income taxes on continuing operations(1)	$(4)	$(3)	$(3)
(1) Represents the income tax effect of the supply agreements calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

(h)
Reflects the impact on the (benefit from) provision for income taxes on continuing operations, as if Historical DuPont and Dow AgroSciences were consolidated affiliates for the Successor periods. For the year ended December 31, 2017, an income tax benefit was recorded to reflect the removal of a $378 million valuation allowance for Dow AgroSciences that was established during the period, and which will not transfer as part of the common control combination of Dow AgroSciences. The valuation allowance was primarily related to a change in Dow AgroSciences’ ability, as a direct result of the Tax Cuts and Jobs Act (the “TCJA”), to generate and rely on sufficient levels of future foreign source income when assessing its foreign tax credits for realizability. For the year ended December 31, 2018, the consolidating adjustment reflects a benefit of $33 million resulting from the U.S. tax consolidation, inclusive of the impact of the TCJA.

Debt Retirement Transactions Pro Forma Adjustments
The pro forma financial statements reflect the following adjustments related to the Debt Retirement Transactions:

(i)	Adjustment to cash represents the following:

(in millions)	As of December 31, 2018
Cash proceeds from related party revolving loan from Corteva	$5,771
Payment of fees and expenses	(79)
Pay off or retirement of outstanding liabilities	(5,792)
Pay off of accrued interest	(41)
Total adjustment to cash	$(141)

(j)	Adjustment to short-term borrowings and capital lease obligations and long-term debt represents the following:

(in millions)	As of December 31, 2018
Pay off of outstanding liabilities	$(262)
Write-off of associated fair value adjustment	(2)
Total adjustment to short-term borrowings and capital lease obligations	$(264)

Pay off of outstanding liabilities	$(5,530)
Write-off of associated debt issuance costs	1
Write-off of associated fair value adjustment	(76)
Total adjustment to long-term debt	$(5,605)

(k)	Adjustment to include the related party term loan from Corteva of $5,771 million.

(l)	Reflects the pay off of $41 million of accrued interest related to the above noted outstanding liabilities.

(m)
Adjustment to derecognize a $26 million deferred tax asset associated with the pay off of the company's long-term borrowings. The deferred tax asset was recognized in relation to the fair value determination of the company's long-term borrowings as a result of the Merger and is included within deferred tax liabilities due to jurisdictional netting.

(n)
Represents the removal of the loss on early debt extinguishment of $81 million for the year ended December 31, 2018, as it is directly attributable to the Debt Retirement Transactions and will not have a continuing impact.

(o)	Adjustment to interest expense represents the following:

(in millions)	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Removal of amortization of the fair value adjustment to debt(1)	$87	$110	$120
Removal of Historical DuPont interest expense	(347)	(322)	(271)
Removal of amortization of Historical DuPont debt issuance costs	(1)	(5)	(5)
Interest expense associated with loan from Corteva(2)	247	247	247
Total adjustment to interest expense	$(14)	$30	$91
(1) See note 4(f) for further details regarding the Merger related interest expense pro forma adjustments.
(2) Based on rates in effect as of the date of this filing, and an assumed outstanding loan balance of $5,771 million per the unaudited pro forma combined balance sheet as of December 31, 2018. A 0.125% increase or decrease in the variable interest rate of this loan would increase or decrease interest expense by $7 million for each of the years ended December 31, 2018, 2017 and 2016.

(p)
Adjustment to record the income tax impact of the debt retirement pro forma adjustments using a blended federal and state rate of 23% for the year ended December 31, 2018 and 36% for the years ended December 31, 2017 and 2016.

(q)	Adjustment to retained earnings for the separation pro forma adjustments represents the following:

(in millions)	As of December 31, 2018
Removal of Telone® business	$(46)
Adjustment to include amount due to Dow for indemnification	(63)
Removal of Dow AgroSciences litigation liabilities	3
Removal of Dow AgroSciences Pension Liability (net of tax)	60
Adjustment to include tax indemnifications and remove Dow AgroSciences tax receivables and payables	14
Debt Retirement Transactions	(28)
Total adjustment to retained earnings	$(60)

NOTE 4 – MERGER-RELATED PRO FORMA ADJUSTMENTS
The unaudited pro forma combined statements of operations reflect the following adjustments that are directly attributable to the Merger and expected to have a continuing impact on Historical DuPont:

(a)
Transactions between Dow AgroSciences and Historical DuPont have been eliminated as if Dow AgroSciences and Historical DuPont were consolidated affiliates for the entire period presented. Adjustment reflects the elimination of sales and cost of goods sold of $60 million for the period January 1 through August 31, 2017 and $78 million for the year ended December 31, 2016.

(b)
Represents the removal of cost of goods sold of $1,554 million for the year ended December 31, 2018 and $425 million for the period September 1 through December 31, 2017, related to the amortization of Historical DuPont’s agriculture business’ inventory step-up recognized in connection with the Merger, as the incremental amortization is directly attributable to the Merger and will not have a continuing impact.

(c)
Represents estimated additional depreciation expense related to the fair value adjustment to net property, plant and equipment of Historical DuPont’s agriculture business. The table below is a summary of the information used to calculate the pro forma increase in depreciation expense.

(in millions)	For the Period January 1 - August 31, 2017	For the Year Ended December 31, 2016
Cost of goods sold	$20	$29
Research and development expense	10	15
Selling, general and administrative expenses	11	17

(d)
Represents estimated additional amortization expense of $122 million for the period January 1 through August 31, 2017 and $184 million for the year ended December 31, 2016 related to the fair value adjustment to Historical DuPont’s agriculture business’ intangible assets.

(e)
Represents the elimination of one-time transaction costs directly attributable to the Merger. Transaction costs of $168 million for the year ended December 31, 2017 and $147 million for the year ended December 31, 2016 were eliminated from integration and separation costs and $10 million was eliminated from restructuring and asset-related charges (benefits) – net for the period January 1 through August 31, 2017.

(f)
Represents a reduction of interest expense of $80 million for the period January 1 through August 31, 2017 and $120 million for the year ended December 31, 2016 related to the amortization of the fair value adjustment to Historical DuPont’s long-term debt.

(g)
Represents the income tax effect of the pro forma adjustments related to the Merger calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

NOTE 5 – INTERNAL REORGANIZATION AND BUSINESS REALIGNMENT
The pro forma financial statements, as shown below, present the pro forma results of operations and financial position of Historical DuPont, after giving effect to the following transactions:

•	Internal Reorganization of Historical DuPont’s materials science and specialty products businesses, which are reflected in all periods below as discontinued operations, in accordance with ASC 205.

•	Acquisition of Dow AgroSciences, which is reflected from September 1, 2017 onward as a transfer between entities under common control.
Pro forma adjustments reflecting the above transactions are expected to be reflected in Historical DuPont's retrospectively revised historical financial statements. The pro forma financial statements do not reflect what Historical DuPont's results of operations or financial position would have been on a stand-alone basis and are not necessarily indicative of Historical DuPont's future results of operations or financial position.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Balance Sheet
as of December 31, 2018

(in millions)	Successor Historical DuPont	Dow AgroSciences	Discontinued Operations	Historical Adjustments(1)		Successor Historical DuPont Continuing Operations(2)
Assets	As Reported	As Reported
Current assets
Cash and cash equivalents	$4,466	$58	$(2,255)	$—		$2,269
Marketable securities	34	—	(29)	—		5
Accounts and notes receivable – net	5,534	2,715	(2,635)	(259)	(a) (b)	5,355
Inventories	7,407	1,811	(3,917)	(41)	(a)	5,260
Other current assets	1,165	124	(253)	8	(a)	1,044
Total current assets	18,606	4,708	(9,089)	(292)		13,933
Investment in nonconsolidated affiliates	1,381	50	(1,293)	—		138
Net property	12,186	1,267	(8,920)	—		4,533
Goodwill	40,686	1,344	(31,837)	—		10,193
Other intangible assets	26,053	183	(14,181)	—		12,055
Deferred income tax assets	303	140	(135)	(2)	(c)	306
Other assets	1,810	81	(103)	42	(b)	1,830
Total assets	$101,025	$7,773	$(65,558)	$(252)		$42,988
Liabilities and Equity
Current liabilities
Short-term borrowings and capital lease obligations	$2,160	$10	$(17)	$—		$2,153
Accounts payable	4,982	1,386	(2,197)	(367)	(a)	3,804
Income taxes payable	66	154	(33)	—		187
Accrued and other current liabilities	4,233	665	(918)	36	(a)(b)	4,016
Total current liabilities	11,441	2,215	(3,165)	(331)		10,160
Long-term debt
Long-term debt	5,812	5	(33)	—		5,784
Long-term debt – related party	—	—	—	—		—
Total long-term debt	5,812	5	(33)	—		5,784
Other noncurrent liabilities
Deferred income tax liabilities	5,381	168	(4,052)	(22)	(c)	1,475
Pension and other postemployment benefits – noncurrent	6,683	124	(1,131)	—		5,676
Other noncurrent obligations	1,620	202	(84)	42	(b)	1,780
Total noncurrent liabilities	19,496	499	(5,300)	20		14,715
Stockholders’ equity
Preferred stock	239	—	—	—		239
Common stock	—	—	—	—		—
Additional paid-in capital	79,790	—	(59,589)	—		20,201
(Accumulated deficit) retained earnings	(7,669)	5,893	1,776	59	(d)	59
Accumulated other comprehensive loss	(2,503)	(858)	949	—		(2,412)
Total stockholders’ equity	69,857	5,035	(56,864)	59		18,087
Noncontrolling interests	231	24	(229)	—		26
Total equity	70,088	5,059	(57,093)	59		18,113
Total liabilities and equity	$101,025	$7,773	$(65,558)	$(252)		$42,988
(1) See disclosures following these pro forma financial statements for further details regarding the Historical Adjustments.
(2) Represents the company’s current best estimate of Historical DuPont's pro forma historical balance sheet, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. Actual results could differ from these estimates.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2018

(in millions)	Successor Historical DuPont	Dow AgroSciences	Discontinued Operations	Historical Adjustments(1)		Successor Historical DuPont Continuing Operations(2)
	As Reported	As Reported
Net sales	$26,279	$5,646	$(17,275)	$(363)	(a)	$14,287
Cost of goods sold	18,182	3,893	(11,594)	(461)	(a)(e)	10,020
Research and development expense	1,524	492	(571)	(10)	(e)	1,435
Selling, general and administrative expenses	3,853	770	(1,748)	26	(e)	2,901
Amortization of intangibles	1,281	22	(912)	—		391
Restructuring and asset-related charges – net	485	308	(109)	10	(e)	694
Integration and separation costs	1,375	—	(475)	92	(e)	992
Goodwill impairment charge	4,503	—	—	—		4,503
Sundry income (expense) – net	543	(40)	(254)	—		249
Loss on early extinguishment of debt	81	—	—	—		81
Interest expense	331	6	—	—		337
(Loss) income from continuing operations before income taxes	(4,793)	115	(2,120)	(20)		(6,818)
Provision for (benefit from) income taxes on continuing operations	220	124	(373)	(5)	(a)	(34)
(Loss) income from continuing operations after income taxes	(5,013)	(9)	(1,747)	(15)		(6,784)
Net income from continuing operations attributable to noncontrolling interests	11	17	(9)	—		19
Net loss from continuing operations attributable to Historical DuPont	(5,024)	(26)	(1,738)	(15)		(6,803)
(1) See disclosures following these pro forma financial statements for further details regarding the Historical Adjustments.
(2) Represents the company’s current best estimate of Historical DuPont's retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. Actual results could differ from these estimates.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Period January 1 Through August 31, 2017

(in millions, except per share amounts)	Predecessor Historical DuPont	Discontinued Operations	Predecessor Continuing Operations(2)	Reclassification Adjustments(1)	Predecessor Historical DuPont Continuing Operations
	As Reported		(subtotal)		As Adjusted
Net sales	$17,281	$(10,387)	$6,894	$60	$6,954
Cost of goods sold	10,052	(6,602)	3,450	141	3,591
Other operating charges	504	(309)	195	(195)	—
Research and development expense	1,022	(388)	634	—	634
Selling, general and administrative expenses	3,222	(1,340)	1,882	(340)	1,542
Amortization of intangibles	—	—	—	40	40
Restructuring and asset-related charges – net	323	(311)	12	—	12
Integration and separation costs	—	—	—	354	354
Sundry expense – net	(113)	(388)	(501)	(96)	(597)
Interest expense	254	—	254	—	254
Income (loss) from continuing operations before income taxes	1,791	(1,825)	(34)	(36)	(70)
Provision for (benefit from) income taxes on continuing operations	149	(543)	(394)	(36)	(430)
Income from continuing operations after income taxes	1,642	(1,282)	360	—	360
Net income from continuing operations attributable to noncontrolling interests	18	(17)	1	—	1
Net income from continuing operations attributable to Historical DuPont	1,624	(1,265)	359	—	359
Preferred stock dividends	7	—	7	—	7
Net income from continuing operations attributable to Historical DuPont common stockholders	$1,617	$(1,265)	$352	$—	$352

Earnings per common share from continuing operations:
Basic	$1.86				$0.41
Diluted	$1.85				$0.40
Weighted average common shares outstanding:
Basic	867.9				867.9
Diluted	872.4				872.4
(1) See disclosures following these pro forma financial statements for further details regarding the Reclassification Adjustments.
(2) Represents the company’s current best estimate of Historical DuPont's retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses. Actual results could differ from these estimates.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the Period September 1 Through December 31, 2017

(in millions)	Successor Historical DuPont	Dow AgroSciences(1)	Discontinued Operations	Historical Adjustments(2)		Successor Historical DuPont Continuing Operations(3)
	As Reported
Net sales	$7,053	$2,214	$(5,455)	$(27)	(a)	$3,785
Cost of goods sold	6,240	1,510	(4,753)	(61)	(a) (e)	2,936
Research and development expense	492	211	(187)	(5)	(e)	511
Selling, general and administrative expenses	1,141	298	(557)	(12)	(e)	870
Amortization of intangibles	389	7	(299)	—		97
Restructuring and asset-related charges – net	180	182	(109)	17	(e)	270
Integration and separation costs	314	—	(110)	51	(e)	255
Sundry income – net	224	647	(66)	—		805
Interest expense	107	8	—	—		115
(Loss) income from continuing operations before income taxes	(1,586)	645	494	(17)		(464)
(Benefit from) provision for income taxes on continuing operations	(2,673)	471	1	(6)	(a)	(2,207)
Income from continuing operations after income taxes	1,087	174	493	(11)		1,743
Net income from continuing operations attributable to noncontrolling interests	—	7	—	—		7
Net income from continuing operations attributable to Historical DuPont	1,087	167	493	(11)		1,736
(1) For the post-Merger period September 1, 2017 through December 31, 2017.
(2) See disclosures following these pro forma financial statements for further details regarding the Historical Adjustments.
(3) Represents the company’s current best estimate of Historical DuPont's retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. Actual results could differ from these estimates.

E. I. du Pont de Nemours and Company
Unaudited Pro Forma Combined Statement of Operations
for the year ended December 31, 2016

(in millions, except per share amounts)	Predecessor Historical DuPont	Discontinued Operations	Predecessor Continuing Operations(2)	Reclassification Adjustments(1)	Predecessor Historical DuPont Continuing Operations
	As Reported		(subtotal)		As Adjusted
Net sales	$23,209	$(15,076)	$8,133	$132	$8,265
Cost of goods sold	13,937	(9,550)	4,387	216	4,603
Other operating charges	667	(416)	251	(251)	—
Research and development expense	1,496	(571)	925	—	925
Selling, general and administrative expenses	4,127	(1,766)	2,361	(295)	2,066
Amortization of intangibles	—	—	—	45	45
Restructuring and asset-related charges – net	556	(118)	438	—	438
Integration and separation costs	—	—	—	285	285
Sundry income (expense) – net	667	(591)	76	(124)	(48)
Interest expense	370	—	370	—	370
Income (loss) from continuing operations before income taxes	2,723	(3,246)	(523)	8	(515)
Provision for (benefit from) income taxes on continuing operations	641	(924)	(283)	8	(275)
Income (loss) from continuing operations after income taxes	2,082	(2,322)	(240)	—	(240)
Net income from continuing operations attributable to noncontrolling interests	10	(9)	1	—	1
Net income (loss) from continuing operations attributable to Historical DuPont	2,072	(2,313)	(241)	—	(241)
Preferred stock dividends	10	—	10	—	10
Net income (loss) from continuing operations attributable to Historical DuPont common stockholders	$2,062	$(2,313)	$(251)	$—	$(251)

Earnings (loss) per common share from continuing operations:
Basic	$2.36				$(0.29)
Diluted(3)	$2.35				$(0.29)
Weighted average common shares outstanding:
Basic	872.6				872.6
Diluted(3)	877.0				872.6
(1) See disclosures following these pro forma financial statements for further details regarding the Reclassification Adjustments.
(2) Represents the company’s current best estimate of Historical DuPont's retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses. Actual results could differ from these estimates.
(3) Diluted earnings per share does not consider the impact of potentially dilutive securities because the inclusion of the potential common shares would have an anti-dilutive effect.

Historical Adjustments
The following pro forma adjustments are expected to be reflected in Historical DuPont's retrospectively revised historical financial statements:

(a)
Adjustment primarily relates to the elimination of intercompany transactions between Historical DuPont and Dow AgroSciences for the Successor periods, as if they were combined affiliates. The following tables summarize the intercompany elimination adjustments in the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations:

Balance Sheet

(in millions)	As of December 31, 2018
Accounts and notes receivable – net	$(284)
Inventories	(41)
Other current assets	8
Total current assets	$(317)

Accounts payable	$(367)
Accrued and other current liabilities	11
Total current liabilities	$(356)
Statements of Operations

(in millions)	For the Year Ended December 31, 2018	For the Period September 1 - December 31, 2017
Net sales	$(363)	$(27)
Cost of goods sold	(343)	(10)
(Loss) income from continuing operations before income taxes	(20)	(17)
(Benefit from) income taxes on continuing operations(1)	(5)	(6)
(Loss) income from continuing operations after income taxes	$(15)	$(11)
(1) Represents the income tax effect of the elimination of intercompany inventory transactions calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

(b)
Historical DuPont will be indemnified against certain litigation, environmental and employee-related liabilities that arose prior to the distribution. Within the unaudited pro forma combined balance sheet, these liabilities are included in the Successor Historical DuPont column and are removed in the Discontinued Operations column. The indemnified liabilities of $25 million and $42 million are included in accrued and other current liabilities and other noncurrent obligations, respectively, and the related indemnification assets of $25 million and $42 million are included in accounts and notes receivable – net and other assets, respectively.

(c)
Reflects the impact on deferred tax assets and deferred tax liabilities from jurisdictional netting and a reduction in deferred tax asset valuation allowances due to the assessment of Historical DuPont and Dow AgroSciences deferred tax assets, as if they were consolidated affiliates.

(d)	Reflects the impact to Historical DuPont's retained earnings from pro forma adjustments described above.

(e)
In order to align the financial statement presentation of Dow AgroSciences to that of Historical DuPont’s continuing operations, certain reclassification adjustments have been made to the unaudited pro forma combined statements of operations as follows:

(in millions)	For the Year Ended December 31, 2018		For the Period September 1 - December 31, 2017
Cost of goods sold	$(5)		$(9)
Research and development expense	$(1)		$(1)
Selling, general and administrative expenses	$(4)		$(7)
Restructuring and asset-related charges – net		$10		$17

Cost of goods sold	$(46)		$(27)
Research and development expense	$(9)		$(4)
Selling, general and administrative expenses	$(37)		$(20)
Integration and separation costs		$92		$51

Cost of goods sold(1)	$(67)		$(15)
Selling, general and administrative expenses(1)		$67		$15
(1) Reflects reclassification of certain allocated Historical Dow leveraged function costs out of cost of goods sold to selling, general and administrative expenses in order to align with Historical DuPont's presentation of similar costs.

Predecessor Reclassification Adjustments
For periods subsequent to the Merger, Successor Historical DuPont’s historical statement of operations conforms to the financial statement presentation of DowDuPont. In order to align the pro forma financial statement presentation of Predecessor Historical DuPont’s continuing operations for periods prior to the Merger to that of DowDuPont’s continuing operations, certain reclassification adjustments have been made to the Predecessor periods in the unaudited pro forma combined statements of operations.
The following table summarizes reclassifications made to the Predecessor periods in the unaudited pro forma combined statements of operations and are presented for pro forma presentation alignment only and have not and will not be adjusted in the historical financial statements for periods prior to the Merger:

(in millions)	For the Period January 1 - August 31, 2017		For the Year Ended December 31, 2016
Other operating charges (Predecessor Historical DuPont continuing operations)	$(195)		$(251)
Cost of goods sold		$156		$225
Selling, general and administrative expenses		$39		$26

Sundry (expense) income – net (Predecessor Historical DuPont continuing operations)	$(96)		$(124)
Net sales		$60		$132
Benefit from (provision for) income taxes on continuing operations(1)		$36		$(8)

Predecessor Historical DuPont amortization of intangibles, continuing operations:
Cost of goods sold	$(15)		$(9)
Selling, general and administrative expenses	$(25)		$(36)
Amortization of intangibles		$40		$45

Predecessor Historical DuPont integration and separation costs, continuing operations:
Selling, general and administrative expenses	$(354)		$(285)
Integration and separation costs(2)		$354		$285
(1) Reflects the reclassification of interest associated with uncertain tax positions to “(Benefit from) provision for income taxes on continuing operations.”
(2) Reflects the reclassification of expenses related to the Merger as "Integration and separation costs." Merger-related costs include costs incurred to prepare for and close the Merger, post-Merger integration expenses, and costs incurred to prepare for the separation of the agriculture business, specialty products business and materials science business. These costs primarily consist of financial advisory, information technology, legal, accounting, consulting and other professional advisory fees associated with preparation and execution of these activities.